UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our Annual Meeting of the Stockholders held on July 30, 2013, our stockholders approved our 2013 Equity Compensation Plan (the “2013 Plan”). Based on such approval, the 2013 Plan became effective on July 30, 2013. The 2013 Plan is described in the Proxy Statement for our 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 20, 2013 (beginning on page 5), and such description is incorporated herein by reference.

On July 30, 2013, our stockholders also re-approved our Management Incentive Program (the “MIP”). We sought stockholder re-approval of the MIP so that the Human Resources Committee (the “Committee”) of our Board of Directors (“Board”) would continue to have the ability to grant incentive compensation awards under the MIP that qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and, therefore, qualify for exemption from the $1,000,000 deduction limit under Section 162(m) of the Code.

As a result of re-approval of the MIP by our stockholders, the awards under the MIP that were granted by the Committee on March 19, 2013, subject to re-approval of the MIP by the stockholders of the Company (the “Conditional Awards”), have now received the required stockholder approval. The Conditional Awards are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The Conditional Awards granted to our named executive officers are described on pages 17 and 18 of the Proxy Statement for our 2013 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 20, 2013, and such description is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Stockholders held on July 30, 2013, the following five matters were submitted to a vote of our stockholders: (1) election of a Board of seven directors; (2) a proposal to approve our 2013 Equity Compensation Plan; (3) a proposal to re-approve our Management Incentive Program; (4) a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014; and (5) a proposal to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2013.

Each of the nominees for election to our Board was elected to serve on our Board until our 2014 Annual Meeting of Stockholders and until the election and qualification of their respective successors. The results of the vote on the election of directors are shown in the table below.

NOMINEE NAME	FOR	WITHHELD	BROKER NON- VOTES
Scott A. Beaumont	8,282,825	149,843	576,821
James H. Bromley	8,078,435	354,233	576,821
Robert E. Chappell	8,342,489	90,179	576,821
Jack Farber	8,234,507	198,161	576,821
Elam M. Hitchner, III	8,174,674	257,994	576,821
Rebecca C. Matthias	8,158,353	274,315	576,821
Christopher J. Munyan	8,266,548	166,120	576,821

Our stockholders voted to approve our 2013 Equity Compensation Plan. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
7,346,632	1,073,618	12,418	576,821

Our stockholders voted to re-approve our Management Incentive Program. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,248,246	172,579	11,842	576,822

Our stockholders voted to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,912,528	64,056	32,905	—

Our stockholders voted to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2013. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
8,219,015	204,049	9,602	576,823

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human Resources and General Counsel

Date: August 5, 2013

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